DBV Technologies Reports Second Quarter and Half-Year 2025 Financial Results

DBV Technologies (Euronext: DBV – ISIN: FR0010417345 – Nasdaq Stock Market: DBVT – CUSIP: 23306J309), a clinical-stage biopharmaceutical company, today reported financial results for the Second Quarter of 2025. The quarterly and half-year financial statements were approved by the Board of Directors on July 29, 2025.

Financial Highlights for the Second Quarter Ended June 30, 2025

The Company’s interim condensed consolidated financial statements for the quarter and six months ended June 30, 2025, are prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and Europe (IFRS).

Operating Income

Operating income amounted to $2.2 million for the six months ended June 30, 2025, compared with $2.6 million for the same period in 2024, primarily due to a lower French Research Tax Credit entitlement as a greater proportion of studies activities were carried out in North America and therefore not eligible for the tax credit.

	U.S. GAAP		U.S. GAAP		IFRS
In millions of USD	six months ended June 30,		three months ended June 30,		six months ended June 30,
(unaudited)	2025	2024	2025	2024	2025	2024
Research tax credit	2.2	2.6	1.5	1.2	2.2	2.6
Other operating income	—	—	—	—	—	—
Operating income	2.2	2.6	1.5	1.2	2.2	2.6

Operating Expenses

Operating expenses amounted to $69.9 million for the six months ended June 30, 2025, compared with $65.0 million for the six months ended June 30, 2024, an increase by $4.9 million driven mostly by the launch of the COMFORT Toddlers supplemental safety study.

	U.S. GAAP		U.S. GAAP		IFRS
In millions of USD	six months ended June 30,		three months ended June 30,		six months ended June 30,
(unaudited)	2025	2024	2025	2024	2025	2024
Research & Development	(55.2)	(46.8)	(33.7)	(25.4)	(55.1)	(46.7)

Sales & Marketing	(0.7)	(1.7)	(0.4)	(1.0)	(0.7)	(1.7)

General & Administrative	(14.1)	(16.4)	(8.5)	(8.6)	(14.1)	(16.5)
Operating expenses	(69.9)	(65.0)	(42.6)	(35.0)	(69.8)	(64.9)

Net Loss and Net Loss Per Share

The Company recorded a net loss for the six months ended June 30, 2025, of $69.0 million, compared to a net loss of $60.5 million for the six months ended June 30, 2024.

On a per share basis, net loss (based on the weighted average number of shares outstanding over the period) was $(0.58) for the six months ended June 30, 2025 compared with $(0.63) for the six months ended June 30, 2024.

	U.S. GAAP		U.S. GAAP		IFRS
In millions of USD	six months ended June 30,		three months ended June 30,		six months ended June 30,
(unaudited)	2025	2024	2025	2024	2025	2024
Net (loss) (in millions of USD)	(69.0)	(60.5)	(41.9)	(33.1)	(69.0)	(60.6)
Basic / diluted net (loss) per share (USD/share)	(0.58)	(0.63)	(0.31)	(0.34)	(0.58)	(0.63)

Cash and Cash Equivalents

Our Condensed Consolidated Financial Statements have been prepared assuming the Company will continue as a going concern. The going concern assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

Cash and cash equivalents amounted to $103.2 million as of June 30, 2025, compared to $32.5 million as of December 31, 2024, a net increase of $70.7 million. .

On March 27, 2025, the company announced a financing of up to $306.9 million (€284.5 million), to advance Viaskin® Peanut patch through Biologics License Application (“BLA”) submission and U.S. commercial launch, if approved. The financing included gross proceeds of $125.5 million (€116.3 million) received on April 7, 2025. With the receipt of the aforementioned proceeds, and based on its current operations, plans, and assumptions examined by the Board on June 23, 2025, the Company estimates that its cash and cash equivalents are sufficient to fund its operations into the second quarter of 2026. As such, there is substantial doubt regarding our ability to continue as a going concern.

However, it should be noted that the Company financing also includes an aggregate of up to $181.4 million (€168.2 million) in gross proceeds if all warrants are exercised, subject to satisfaction of specified conditions. The VITESSE Phase 3 study hitting its primary endpoint will trigger an acceleration of the exercise period of the warrants. DBV expects that the proceeds of this funding will be used for working capital and general corporate purposes, to finance the continued development of the Viaskin Peanut program, to finance the preparation and submission of a potential BLA, and to finance the readiness of a launch of Viaskin peanut in the U.S., if approved.

These condensed consolidated financial statements do not include any adjustments to the carrying amounts and classification of assets, liabilities, and reported expenses that may be necessary if the Company was unable to continue as a going concern.

In millions of USD	U.S. GAAP six months ended June 30,		IFRS six months ended June 30,
(unaudited)	2025	2024	2025	2024
Net cash & cash equivalents at the beginning of the period	32.5	141.4	32.5	141.4
Net cash flow used in operating activities	(53.6)	(69.8)	(53.3)	(68.7)
Net cash flow provided by / (used in) investing activities	(0.4)	(1.4)	(0.4)	(1.4)
Net cash flow provided by / (used in) financing activities	117.0	(0.1)	116.7	(1.1)
Effect of exchange rate changes on cash & cash equivalents	7.7	(3.9)	7.7	(3.9)
Net cash & cash equivalents at the end of the period	103.2	66.2	103.2	66.2

These condensed consolidated financial statements do not include any adjustments to the carrying amounts and classification of assets, liabilities, and reported expenses that may be necessary if the Company was unable to continue as a going concern.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

In millions of USD	U.S. GAAP		IFRS
(unaudited)	June 30, 2025	December 31, 2024	June 30, 2025	December 31, 2024
Assets	143.4	65.7	143.2	65.5
of which cash & cash equivalents	103.2	32.5	103.2	32.5
Liabilities	57.2	38.3	57.1	38.2
Shareholders’ equity	86.2	27.4	86.2	27.4

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	U.S. GAAP		U.S. GAAP		IFRS
In millions of USD	six months ended June 30,		three months ended June 30,		six months ended June 30,
(unaudited)	2025	2024	2025	2024	2025	2024
Operating income	2.2	2.6	1.5	1.2	2.2	2.6
Research & Development	(55.2)	(46.8)	(33.7)	(25.4)	(55.1)	(46.7)
Sales & Marketing	(0.7)	(1.7)	(0.4)	(1.0)	(0.7)	(1.7)
General & Administrative	(14.1)	(16.4)	(8.5)	(8.6)	(14.1)	(16.5)
Operating expenses	(69.9)	(65.0)	(42.6)	(35.0)	(69.8)	(64.9)
Financial income/(expenses)	(1.1)	2.0	(0.6)	0.7	(1.3)	1.8
Income tax	(0.1)	—	(0.1)	—	(0.1)	—
Net loss	(69.0)	(60.5)	(41.9)	(33.1)	(69.0)	(60.6)
Basic/diluted net loss per share attributable to shareholders	(0.58)	(0.63)	(0.31)	(0.34)	(0.58)	(0.63)

About DBV Technologies

DBV Technologies is a clinical-stage biopharmaceutical company developing treatment options for food allergies and other immunologic conditions with significant unmet medical need. DBV Technologies is currently focused on investigating the use of its proprietary technology platform, Viaskin, to address food allergies, which are caused by a hypersensitive immune reaction and characterized by a range of symptoms varying in severity from mild to life-threatening anaphylaxis. Millions of people live with food allergies, including young children. Through epicutaneous immunotherapy (EPIT), the Viaskin platform is designed to introduce microgram amounts of a biologically active compound to the immune system through intact skin. EPIT is a new class of non-invasive treatment that seeks to modify an individual’s underlying allergy by re-educating the immune system to become desensitized to allergen by leveraging the skin’s immune tolerizing properties. DBV Technologies is committed to transforming the care of food allergic people. The Company’s food allergy programs include ongoing clinical trials of Viaskin Peanut in peanut allergic toddlers (1 through 3 years of age) and children (4 through 7 years of age).

DBV Technologies is headquartered in Châtillon, France, with North American operations in Warren, NJ. The Company’s ordinary shares are traded on segment B of Euronext Paris (DBV, ISIN code: FR0010417345) and the Company’s ADSs (each representing five ordinary shares) are traded on the Nasdaq Capital Market (DBVT – CUSIP: 23306J309).

For more information, please visit www.dbv-technologies.com and engage with us on X (formerly Twitter) and LinkedIn.

Forward Looking Statements

This press release may contain forward-looking statements and estimates, including statements regarding DBV’s financial condition, forecast of its cash runway and therapeutic potential of Viaskin® Peanut patch and EPIT. These forward-looking statements and estimates are not promises or guarantees and involve substantial risks and uncertainties. At this stage, DBV’s product candidates have not been authorized for sale in any country. Among the factors that could cause actual results to differ materially from those described or projected herein include uncertainties associated generally with research and development, clinical trials and related regulatory reviews and approvals, and DBV’s ability to successfully execute on its budget discipline measures. A further list and description of risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements in this press release can be found in DBV’s regulatory filings with the French Autorité des Marchés Financiers (“AMF”), DBV’s filings and reports with the U.S. Securities and Exchange Commission (“SEC”), including in DBV’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 11, 2025, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on April 28, 2025, and as amended further by Amendment No. 2 on Form 10-K/A filed with the SEC on May 14, 2025, and future filings and reports made with the AMF and SEC by DBV. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements and estimates, which speak only as of the date hereof. Other than as required by applicable law, DBV Technologies undertakes no obligation to update or revise the information contained in this Press Release.

Viaskin is a registered trademark of DBV Technologies.

Investor Contact

Katie Matthews

DBV Technologies

katie.matthews@dbv-technologies.com

Media Contact

Brett Whelan

DBV Technologies

brett.whelan@dbv-technologies.com